Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 30, 2012, by and between BRYCE JOHNSON (“Johnson”), PAUL KELLY, (“Kelly”), and VINCE HILS (“Hils”) (Hils, Johnson and Kelly are individually referred to as a “Seller” and collectively as the “Sellers”), and POWERVERDE, INC., a Delaware corporation (the “Buyer”). The Buyer and each of the Sellers are sometimes referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Sellers together are the sole owners and holders of record of all of the issued and outstanding membership interests (collectively, the “Interests”) in Cornerstone Conservation Group LLC, an Arizona limited liability company (the “Company”);

WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase and acquire from the Sellers, all of the Interests, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, on November 1, 2011, the Parties entered into a binding letter of intent (the “LOI”) setting forth the principal terms of the transactions set forth herein, and this Agreement is the Definitive Document contemplated by the LOI.

NOW, THEREFORE, for and in consideration of the mutual representations, warranties, promises and agreements made in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1.              Definitions.Except as otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in this Section 1.

1.1           “Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

1.2           “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

1.3          “Code” means the Internal Revenue Code of 1986, as amended.

1.4          “Environmental Requirements” means all federal, state, and local statutes, regulations, and ordinances concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

1.5          “Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

1.6          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).

1.7          “Securities Act” means the Securities Act of 1933, as amended.

1.8          “Sellers’ Representative” means Bryce Johnson.

1.9          “Tax” or “Taxes” means any federal, state, or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

1.10          “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.11          “Intellectual Property” means:

(a) all trademarks (registered or unregistered), service marks, brand names, trade names, domain names, certification marks, trade dress, assumed names, other indications of origin and the goodwill associated therewith, and all registrations or applications for registration thereof in any jurisdiction, including any extension, modification or renewal of any such registration or application (collectively, “Trademarks”);

(b) all patents, patent applications, continuations, continuations-in-part, divisionals and foreign counterparts in any jurisdiction, and any inventions whether patented, patentable or not (collectively, “Patents”);

(c) all copyrights, database rights and moral rights in both published works and unpublished works, including all such rights in Software, user and training manuals, marketing and promotional materials, internal reports, business plans and any other writings, expressions, mask works, firmware and videos, whether copyrighted, copyrightable or not, and all registrations or applications for registration of copyrights thereof and any renewals or extensions thereof in any jurisdiction (collectively, “Copyrights”);

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(d) trade secret and confidential information, and rights in any jurisdiction to limit the use or disclosure thereof by a third party, including such rights in inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction (and whether or not reduced to practice), know-how, customer lists, technical information, proprietary information, technologies, processes and formulae, software, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically or otherwise; and

(e) any similar intellectual property or proprietary rights similar to any of the foregoing, licenses (whether implied or otherwise), immunities, obligations to assign, transfer or license, covenants not to sue and the like relating to the foregoing, and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing, including actions arising out of infringements, misuses, or misappropriations that occurred prior to the effective date of this Agreement.

2.              Purchase and Sale of Interests.

2.1            Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to the Buyer, all of the Interests for the consideration specified below in this Section 2.

2.3            Consideration. In consideration of the Interests purchased hereunder, the Buyer agrees to provide to the Seller at the Closing the following consideration:

(a)            The issuance of 2,260,000 shares of the Buyer’s common stock to Sellers and/or their affiliates (collectively, the “Common Shares”) as follows:

(i)	1,575,000 shares to Johnson or a trust designated by Johnson;

(ii)	337,500 shares to Kelly or a trust designated by Kelly;

(iii)	337,500 shares to Hils or a trust designated by Hils; and

(iv)	10,000 shares to Paul Smith or a trust designated by Smith.

(b)          The issuance of fully vested three–year warrants (collectively, the “Warrants”) to purchase an aggregate of 300,000 shares of the Buyer’s common stock as follows:

(i)	50,000 shares to Johnson at an exercise price of $2.00 per share, exercisable beginning January 1, 2012, through December 31, 2016;

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(ii)	50,000 shares to Kelly at an exercise price of $2.00 per share, exercisable beginning January 1, 2012, through December 31, 2016;

(iii)	50,000 shares to Johnson at an exercise price of $3.00 per share, exercisable beginning July 1, 2012, through June 30, 2017;

(iv)	50,000 shares to Kelly at an exercise price of $3.00 per share, exercisable beginning July 1, 2012, through June 30, 2017;

(v)	50,000 shares to Johnson at an exercise price of $4.00 per share, exercisable beginning January 1, 2013, through December 31, 2017; and

(vi)	50,000 shares to Kelly at an exercise price of $4.00 per share, exercisable beginning January 1, 2013, through December 31, 2017.

3.              Appointment to Board.

3.1            In further consideration of the purchase of the Interests hereunder, the Parties hereby agree and acknowledge that (i) pursuant to the LOI Johnson has been appointed to Buyer’s Board of Directors on November 1, 2011; and (ii) Kelly shall be appointed to Buyer’s Board of Directors no later than November 1, 2012.

4.              Transition Services.

4.1            Until the close of business in Phoenix, Arizona, on December 31, 2011 (the “Initial Period”), Sellers shall provide to Buyer and/or the Company at no charge such part-time consulting services as Buyer shall reasonably request, including, but not limited to, services relating to (i) further development of the Company’s combined cooling, heating and power (“CCHP”) systems; (ii) national and international distribution of CCHP systems; (iii) development of geothermal hybrid systems and advance cooling tower assisted geothermal systems; and (iv) improvement and application of Buyer’s waste heat systems. After the Initial Period, the Parties agree to negotiate in good faith appropriate compensation/service agreements for Sellers’ further services, including intellectual property contributions, subject to mutual approval, which shall not be unreasonably withheld.

5.              Closing.

5.1         The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously upon the due execution and delivery of this Agreement and will take place at the offices of Carlton Fields, P.A. at 100 SE 2nd Street, Suite 4200, Miami, Florida 33131 or at such other time and place as the parties may agree in writing (the date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”).

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6.              Deliveries at Closing.

6.1            Sellers’ Deliverables. At the Closing, Sellers will execute and/or deliver to Buyer

(i)         any and all assignments of membership interests and/or such other instruments as shall reasonably be required to transfer to Buyer all right, title and interest in and to the Interests, and sufficient to transfer the Interests to Buyer free and clear of all Liens; and

(ii)         such other documents or instruments as Buyer or its counsel may reasonably request consistent with Sellers’ obligations hereunder.

6.2            Buyer’s Deliverables. At the Closing, Buyer will execute and deliver to Sellers

(i)	the stock certificates evidencing the Common Shares; and

(ii)	the Warrants.

7.              Representations and Warranties Concerning Transaction.

7.1            The Sellers’ Representations and Warranties.  The Sellers, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section are correct and complete as of the Closing Date.

(c)            Authorization of Transaction. Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement. This Agreement is a valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement have been duly authorized by the Sellers.

(d)            Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers is subject; (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which he is bound or to which any of his assets is subject; or (iii) result in the imposition or creation of a Lien upon or with respect to the Interests.

(e)            Brokers’ Fees. The Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

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(f)             Interests. The Sellers are the holders of record and beneficially own all of the Interests, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Sellers are not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require the Sellers to sell, transfer, or otherwise dispose of the Interests. None of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Interests.

(g)            Securities Laws. Each of the Sellers expressly agrees and acknowledges that the Common Shares, the Warrants and the common shares underlying the Warrants (collectively the “Securities”) are not being registered and Buyer has no present intention of registering such Securities pursuant to the Securities Act or otherwise, and the issuance of the Securities is intended to be exempt from registration under Section 4(2) of the Securities Act as a “transaction by an issuer not involving any public offering” and that reliance on such exemption is predicated, in part, on the Sellers’ representations and warranties contained herein. The Sellers further acknowledge that the Securities are being obtained solely for the Sellers’ own account and for investment purposes only, within the meaning of the Securities Act, and that the Sellers have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person the Securities or any part thereof. Each of the Sellers understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as such Securities are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, each Seller is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h)            Disclosure. No representation or warranty by the Sellers contained in this Agreement or any document or certificate furnished or to be furnished by or on behalf of the Sellers to the Buyer in connection herewith or with the Closing contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

7.2            The Buyer’s Representations and Warranties. The Buyer represents and warrants to the Sellers that the statements contained in this Section are correct and complete as of the Closing Date.

(a)            Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing or with active status under the laws of Delaware.

(b)            Authorization of Transaction. The Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement is a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement have been duly authorized by the Buyer.

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(c)            Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter, bylaws, or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

(d)            Brokers’ Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e)            Investment. The Buyer is not acquiring the Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

(f)            Valid Issuance of the Shares. The Common Shares that are being issued to the Sellers hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of all Liens and restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws and free of preemptive rights.

(g)            Disclosure. No representation or warranty by the Buyer contained in this Agreement or any document or certificate furnished or to be furnished by or on behalf of the Buyer to the Sellers in connection herewith or with the Closing contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

8.              Representations and Warranties Concerning the Company. The Sellers, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section are correct and complete as of the Closing Date.

8.1           Organization, Qualification and Limited Liability Company Power. The Company is a limited liability company duly organized, validly existing, and has active status under the laws of Arizona. The Company is duly authorized to conduct business and is in good standing or has active status under the laws of each jurisdiction where such qualification is required. The Company has full limited liability company power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

8.2            Capitalization. The Interests constitute 100% of the issued and outstanding membership and equity interests of the Company, all of which are held by the Sellers. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its membership interests or other equity interests. There are no outstanding or authorized equity appreciation, phantom membership interests, profit participation, or similar rights with respect to the Company.

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8.3           Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the certificate of formation or the operating agreement of the Company; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

8.4           Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

8.5           Title to Tangible Assets. The Company has good and marketable title to, or a valid leasehold interest in, the material tangible assets it uses regularly in the conduct of its business.

8.6           Financial Statements; Liabilities. The financial statements of the Company provided to the Buyer present fairly the financial condition of the Company as of the dates set forth therein and the results of operations of the Company for the periods ended on such dates. The Company has no liabilities as of the date hereof other than those set forth on Schedule 8.6 attached hereto.

8.7           Material Changes. Since February 29, 2012, the date of the last Company financial statements provided to the Buyer, there has not been any material adverse change in the business, operations, Intellectual Property or financial condition of the Company.

8.8           Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof).

8.9           Tax Matters. The Company has filed all Tax Returns that it was required to file under applicable laws and regulations and has reported all of its net income, if any, on its Tax Returns. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, member, or other third party. No federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company.

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8.10         Real Property. The Company does not own any real property and does not lease any real property except as set forth on Schedule 8.12 attached hereto.

8.11         Intellectual Property. Schedule 8.11 attached hereto is a complete list of the Intellectual Property owned or (i) in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise), (ii) used by the Company, or (iii) that is necessary to operate the Business as now conducted or as presently contemplated to be conducted (collectively, the “Company Intellectual Property”). As set forth in more detail below, to Sellers’ knowledge, the Company owns or has the right to use, free and clear of all Liens, all Company Intellectual Property without any conflict with or infringement of the rights of others and the consummation of the transactions contemplated hereby will not alter or impair in an adverse manner the Company Intellectual Property.

(a)           Except as is expressly disclosed on Schedule 8.11, no third party has been granted a license in or to any Company Intellectual Property.

(b)           No third party has any ownership right, title, interest, claim in or Lien on any of the Company Intellectual Property, and the Company has taken all reasonable steps to preserve and protect its legal rights in, and the secrecy of, the Company Intellectual Property.

(c)           The Company is not in default under any agreement pursuant to which it is licensing Intellectual Property of a third party or granting licenses to the Company Intellectual Property. The Company has not received any communications alleging that the Company has violated in any respect any other person’s Intellectual Property rights or has engaged in unfair competition against such person.

(d)           To the knowledge of the Sellers, the Company (i) does not now infringe or misappropriate any third party’s Intellectual Property rights, and (ii) does not have any Liability for any past infringement or misappropriation. To the knowledge of the Sellers, no claim has been made or is threatened with regard to any third party’s Intellectual Property, including any allegation of Intellectual Property infringement or misappropriation or of any breach or default of an Intellectual Property license or similar agreement. The Company has written documents (including without limitation licenses and model releases and consents) authorizing the royalty-free use by Company and its successors of all Company Intellectual Property that is not owned by Company.

(e)           Each of the Company’s patents, patent applications, registered copyrights, copyright applications, trademarks, service marks, trademark and service mark applications, mask work registrations and mask work registration applications are set forth on Schedule 8.11.

(f)           Schedule 8.11 accurately identifies; (A) each agreement pursuant to which any person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company Intellectual Property; and (B) whether the license or licenses so granted by the Company are exclusive or nonexclusive.

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(g)           Except as set forth in Schedule 8.11, the Company exclusively owns all right, title, and interest to and in the Company Intellectual Property free and clear of any Liens.

(h)           Without limiting the generality of the foregoing:

(i)           All documents and instruments necessary to establish, secure and perfect the rights of the Company in the Company Intellectual Property that is registered with a governmental authority have been validly executed, delivered, and filed in a timely and appropriate manner.

(ii)          To the knowledge of the Sellers, no employee of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Company Intellectual Property and no employee or independent contractor of the Company is: (A) bound by or otherwise subject to any contract restricting him or her from performing his or her duties for the Company; or (B) in breach of any contract with any former employer or other Person concerning Intellectual Property rights or confidentiality as a result of his or her activities with the Company.

(iii)         No funding, facilities, or personnel of any Governmental Authority or any university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property.

(iv)         Except as set forth in Schedule 2.20, the Company is not bound by, and no Company Intellectual Property is subject to, any agreement containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company Intellectual Property anywhere in the world.

(v)          To the knowledge of the Sellers, all Company Intellectual Property is valid, subsisting, and enforceable. Without limiting the generality of the foregoing, no the knowledge of the Sellers, no interference, opposition, reissue, reexamination, or other action of any nature is or has been pending or threatened, in which the scope, validity, or enforceability of any Company Intellectual Property is being, has been, or could reasonably be expected to be contested or challenged, and there is no basis for a claim that any Company Intellectual Property is invalid or unenforceable.

(vi)         Neither the execution, delivery or performance of this Agreement or any of nor the consummation of any of the transactions contemplated hereby will, with or without notice or the lapse of time or both, result in or give any other person the right or option to cause or declare: (a) a loss of, or lien on, any Company Intellectual Property; (b) the release, disclosure or delivery of any Company Intellectual Property by or to any escrow agent or other Person; or (c) the grant, assignment or transfer to any other person of any license or other right or interest under, to or in the Company Intellectual Property.

(vii)        To the knowledge of the Sellers, no person has infringed, misappropriated, or otherwise violated, and no person is currently infringing, misappropriating, or otherwise violating, any Company Intellectual Property.

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(viii)       To the knowledge of the Sellers, the Company has never infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated any Intellectual Property right of any other person, and no Company Intellectual Property has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other person.

(ix)          The Company is not bound by any contract to indemnify, defend, hold harmless, or reimburse any other person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another person for infringement, misappropriation or violation of any Intellectual Property right.

(x)           No claim or action involving any Intellectual Property or Intellectual Property right licensed to the Company is, to the knowledge of Sellers, pending or has been threatened.

8.12         Contracts. The Sellers have delivered to the Buyer a correct and complete copy of each material contract or other agreement (as amended to date) to which the Company is a party. A list of these material contracts is attached as Schedule 8.12. All of these contracts are in good standing, and no breach or default exists with respect to any such contract.

8.13         Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

8.14         Litigation. The Company is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, or local jurisdiction.

8.15         Employee Benefits. The Company does not maintain, sponsor or contribute to any employee benefit plan or pension plan.

8.16         Customers, Suppliers, Consultants and Regulatory Authorities. The Company’s relationships with all customers, suppliers, consultants and regulatory authorities are materially stable and in good standing.

8.17         Environmental Matters. The Company is in compliance with all Environmental Requirements.

8.18         Permits. The Company has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted and as presently proposed to be conducted. The Company is not in default in any respect under any of such permits, licenses or similar authority.

9.             Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

9.1           General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, with each Party bearing its own costs and expenses (unless a Party is entitled to indemnification therefor under Section 10, below).

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9.2           Non-Discouragement. The Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

10.          Indemnification.

10.1         Survival of Representations and Warranties. All of the other representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect for the length of the applicable statutes of limitations.

10.2         Indemnification Provisions for the Buyer’s Benefit.

(a)           In the event any of the Sellers breaches any of its representations, warranties, and/or covenants contained in this Agreement, and provided that the Buyer makes a written claim for indemnification against the Sellers pursuant to Section 10.4, below, within the survival period, if any, then the Sellers, jointly and severally, shall be obligated to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

10.3         Indemnification Provisions for the Sellers’ Benefit. In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement and provided that the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 10.4, below, within the survival period, if any, then the Buyer shall indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers shall suffer (including any Adverse Consequences the Seller shall suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

10.4         Notice of Claims. Upon obtaining actual knowledge of any Adverse Consequence which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification (the “Indemnified Party”) shall, as promptly as reasonably practicable following the date the Indemnified Party has obtained such knowledge, give written notice (a “Notice of Claim”) of such claim to the party or parties from which indemnification is or will be sought under this Section (the “Indemnifying Party”); provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement. The Indemnified Party shall furnish to the Indemnifying Party in good faith and in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have materially adversely affected the Indemnifying Party’s ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which such Indemnified Party is entitled to indemnification hereunder.

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10.5         Matters Involving Third Parties.

(a)           If any claim set forth in the Notice of Claim given by an Indemnified Party pursuant to Section 10.4 hereof is a claim asserted by a third party (a “Third-Party Claim”), then the Indemnified Party shall, as soon as reasonably possible, notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement.

(b)           Any Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third-Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim.

(c)           So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with Section 10.5(b) above, (1) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party; and (2) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

(d)           In the event the Indemnifying Party does not assume and conduct the defense of the Third-Party Claim in accordance with Section 10.5(b) above, however, (1) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (2) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section.

11.          Miscellaneous.

11.1         Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

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11.2         No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.3         Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes the LOI and any other prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11.4         Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named in this Agreement and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may: (i) assign any or all of its rights and interests under this Agreement to one or more of its affiliates; and (ii) designate one or more of its affiliates to perform its obligations under this Agreement (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations under this Agreement).

11.5         Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.6         Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7         Notices. All notices, requests, demands, claims, and other communications under this Agreement shall be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given: (i) when delivered personally to the recipient; (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid); or (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, and addressed to the intended recipient as set forth below:

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If to the Sellers, to Sellers’ Representative: Bryce Johnson 13237 N. 76th Place Scottsdale, Arizona 85260
If to the Buyer: PowerVerde, Inc. 420 S. Dixie Highway Suite 4B Coral Gables, FL 33146 Attention: Richard H. Davis, CEO Fax: (305) 660-0028	Copy to: Robert B. Macaulay Carlton Fields, P.A. 100 SE 2nd Street Suite 4200 Miami, FL 33131 Fax: (305) 530-0055

Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties notice in the manner herein set forth.

11.8         Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

11.9         Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.10        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.11       Expenses. The Buyer and the Sellers will each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement.

11.12       Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

11.13       Incorporation of Exhibits, Annexes, and Schedules. The exhibits, schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first above written.

BUYER:

POWERVERDE, INC.

By:	/s/ Richard H. Davis
Richard H. Davis
Chief Executive Officer

SELLERS:

/s/ Bryce Johnson
Bryce Johnson

/s/ Paul Kelly .
Paul Kelly

/s/ Vince Hils.
Vince Hils

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SCHEDULE 8.11

INTELLECTUAL PROPERTY

•	U.S. Patent Application No. 12,749,416 filed on March 29, 2010, entitled “Solar Photovoltaic Closed Fluid Loop Evaporative Tower.”

•	All trade secrets as of March 30, 2012, relating to the Company’s (i) Toyota Aisin combined cooling, heating and power systems, and (ii) advance cooling tower assisted geothermal hybrid systems.

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